UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): May 25, 2004

J.P. MORGAN CHASE & CO.

(Exact Name of Registrant as Specified in its Charter)
Delaware (State or Other Jurisdiction of Incorporation)	1-5805 (Commission File Number)	13-2624428 (IRS Employer Identification Number)

270 Park Avenue, New York, NY		10017
(Address of Principal Executive Office)		(Zip Code)

Registrant's telephone number, including area code: (212) 270-6000

Item 5. Other Events

(a) On May 25, 2004, J.P. Morgan Chase & Co. issued a joint press release with Bank One Corporation, announcing that, at separate meetings, their respective shareholders had approved the merger of the two companies. A copy of the press release with respect to the foregoing is attached as an exhibit and is incorporated herein by reference.

(b) Submission of Matters to a Vote of Security Holders

The following is a summary of matters submitted to vote at the Annual Meeting of Stockholders of J.P. Morgan Chase & Co. The Annual Meeting of Stockholders was held on May 25, 2004. A total of 1,750,494,371 shares, or 84.09% of the 2,081,783,154 shares entitled to vote at the Annual Meeting, was represented at the meeting.

1 Merger Proposal

Approval of the merger of Bank One Corporation into J.P. Morgan Chase & Co. was approved by 68.00% of the votes outstanding and 99.18% of the votes cast. The proposal received a "for" vote of 1,415,677,060 and an "against" vote of 11,646,328. The number of votes abstaining was 22,214,393 and there were 300,956,590 broker non-votes.

2 Election of Directors

The following ten directors of J.P. Morgan Chase & Co. were elected to hold office until the 2005 Annual Meeting or until their successors are elected and have qualified.

	Votes Received	Votes Withheld
Hans W. Becherer	1,676,810,291	73,684,080
Frank A. Bennack, Jr.	1,662,726,568	87,767,803
John H. Biggs	1,675,994,138	74,500,233
Lawrence A. Bossidy	1,684,951,126	65,543,245
Ellen V. Futter	1,695,713,291	54,781,080
William H. Gray, III	1,612,524,963	137,969,408
William B. Harrison, Jr.	1,679,997,125	70,497,246
Helene L. Kaplan	1,685,132,083	65,362,288
Lee R. Raymond	1,617,095,355	133,399,016
John R. Stafford	1,616,478,645	134,015,726

3 Appointment of External Auditor

A proposal to ratify PricewaterhouseCoopers LLP as independent accountants was approved by 97.83% of the votes cast. The proposal received a "for" vote of 1,695,297,229 and an "against" vote of 37,685,336. The number of votes abstaining was 17,511,806. There were no broker non-votes.

4 Re-approval of Key Executive Performance Plan (KEPP)

A proposal to re-approve the Key Executive Performance Plan was approved by 84.70% of the votes cast. The proposal received a "for" vote of 1,460,142,895 and an "against" vote of 263,768,181. The number of votes abstaining was 26,583,295. There were no broker non-votes.

5 Adjournment of Annual Meeting

A proposal to adjourn the annual meeting, if necessary or appropriate, in order to allow for the solicitation of additional proxies was approved by 64.34% of the votes cast. The proposal received a "for" vote of 1,083,156,065 and an "against" vote of 600,233,234. The number of votes abstaining was 67,105,072. There were no broker non-votes.

6 Stockholder Proposal Re: Director Term Limits

A proposal by Evelyn Y. Davis recommending that the Board of Directors take the necessary steps so that future outside directors shall not serve for more than six years was rejected by 95.03% of the votes cast. The vote "for" was 70,741,860 and the vote "against" was 1,352,872,009. The number of votes abstaining was 25,923,912 and there were 300,956,590 broker non-votes.

7 Stockholder Proposal Re: Charitable Contributions

A proposal by Raymond B. Ruddy recommending that J.P. Morgan Chase & Co. cease making charitable contributions was rejected by 95.80% of the votes cast. The vote "for" was 55,127,131 and the vote "against" was 1,258,897,566. The number of votes abstaining was 135,513,081and there were 300,956,593 broker non-votes.

8 Stockholder Proposal Re: Political Contributions

A proposal by SEIU Master Trust recommending that J.P. Morgan Chase & Co. prepare and submit to the shareholders of J.P. Morgan Chase & Co. a separate report on political contributions updated annually was rejected by 90.55% of the votes cast. The vote "for" was 124,007,401 and the vote "against" was 1,187,997,947. The number of votes abstaining was 137,532,429 and there were 300,956,594 broker non-votes.

9 Stockholder Proposal Re: Separation of CEO and Chairman

A proposal by Richard A. Dee recommending that the Board of Directors adopt promptly a resolution requiring that the Chairman of the Board serve in that capacity only, and have no management duties, titles or responsibilities was rejected by 60.52% of the votes cast. The vote "for" was 562,557,770 and the vote "against" was 862,292,316. The number of votes abstaining was 24,687,171 and there were 300,957,114 broker non-votes.

10 Stockholder Proposal Re: Derivative Disclosure

A proposal by Missionary Oblates of Mary Immaculate and other church-related groups recommending that the Board of Directors develop policies to provide shareholders with adequate disclosure of the collateral for over-the-counter derivatives, via the corporate website and a report to shareholders was rejected by 93.45% of the votes cast. The vote "for" was 92,646,739 and the vote "against" was 1,322,460,893. The number of votes abstaining was 34,430,147 and there were 300,956,592 broker non-votes.

11 Stockholder Proposal Re: Auditor Independence

A proposal by United Brotherhood of Carpenters Pension Fund requesting that the Board of Directors and its Audit Committee adopt a policy stating the that the public accounting firm retained to audit J.P. Morgan Chase & Co.'s financial statements will perform only audit and audit-related work and not perform services generating tax fees and all other fees was rejected by 85.74% of the votes cast. The vote "for" was 202,580,162 and the vote "against" was 1,217,856,470. The number of votes abstaining was 29,103,150 and there were 300,954,589 broker non-votes.

12 Stockholder Proposal Re: Director Compensation

A proposal by Daniel F. Case recommending that the Board of Directors present each year for stockholder approval the Board of Director's proposed plan of compensation of non-employee directors for the upcoming year was rejected by 92.79% of the votes cast. The vote "for" was 102,458,147 and the vote "against" was 1,318,824,918. The number of votes abstaining was 28,254,715 and there were 300,956,591 broker non-votes.

13 Stockholder Proposal Re: Pay Disparity

A proposal by the Catholic Equity Fund and other church-related groups requesting that the Board of Director's Compensation Committee initiate a review of J.P. Morgan Chase & Co.'s executive compensation policies and to make available a report of that review by January 2005 was rejected by 91.78% of the votes cast. The vote "for" was 113,989,256 and the vote "against" was 1,272,638,342. The number of votes abstaining was 62,898,707 and there were 300,968,066 broker non-votes.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits.

Exhibit Number	Description of Exhibits
99.1	Joint press release, dated May 25, 2004, issued by J.P. Morgan Chase & Co. and Bank One Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J.P. MORGAN CHASE & CO. (Registrant)

By: Name: Title:	/s/Anthony J. Horan Anthony J. Horan Corporate Secretary

Dated: May 27, 2004

EXHBIT INDEX
Exhibit Number	Description of Exhibits
99.1	Joint press release, dated May 25, 2004, issued by J.P. Morgan Chase & Co. and Bank One Corporation